Cloudflare Announces Fourth Quarter and Fiscal Year 2023 Financial Results

•Fourth quarter revenue totaled $362.5 million, representing an increase of 32% year-over-year; fiscal year 2023 revenue totaled $1,296.7 million, representing an increase of 33% year-over-year
•GAAP loss from operations of $42.8 million, or 11.8% of total revenue, and non-GAAP income from operations of $39.8 million, or 11.0% of total revenue
•Achieved record operating cash flow and record free cash flow for the fourth quarter; operating cash flow was $85.4 million, or 24% of total revenue, and free cash flow was $50.7 million, or 14% of total revenue
San Francisco, CA, February 8, 2024 — Cloudflare, Inc. (NYSE: NET), the security, performance, and reliability company helping to build a better Internet, today announced financial results for its fourth quarter and fiscal year ended December 31, 2023.

"We had an exceptionally strong fourth quarter. We grew revenue by 32% percent year-over-year, to $362.5, blew away our previous records for new ACV—delivering the highest quarterly growth since 2021—and signed both our largest new customer win and largest customer renewal ever. Our pipeline close rates, sales force productivity, average deal size, and linearity all improved markedly quarter-over-quarter. To close out the year, strength in our business was driven by robust momentum with large customers, significant progress in the public sector, and growth in Cloudflare One," said Matthew Prince, co-founder & CEO of Cloudflare. "The machine that underlies Cloudflare is firing efficiently on all cylinders, and while the macro environment remains challenging to predict, customers continue to turn to us to connect, protect, and optimize their systems so they can gain the control they need to accelerate their businesses."

Fourth Quarter 2023 Financial Highlights

•Revenue: Total revenue of $362.5 million representing an increase of 32% year-over-year.
•Gross Profit: GAAP gross profit was $279.2 million or 77.0% gross margin, compared to $206.9 million or 75.3%, in the fourth quarter of 2022. Non-GAAP gross profit was $286.0 million or 78.9% gross margin, compared to $212.5 million, or 77.4%, in the fourth quarter of 2022.
•Operating Income (Loss): GAAP loss from operations was $42.8 million, or 11.8% of total revenue, compared to $50.7 million, or 18.5% of total revenue, in the fourth quarter of 2022. Non-GAAP income from operations was $39.8 million, or 11.0% of total revenue, compared to $16.8 million, or 6.1% of total revenue, in the fourth quarter of 2022.
•Net Income (Loss): GAAP net loss was $27.9 million, compared to $45.9 million in the fourth quarter of 2022. GAAP net loss per basic and diluted share was $0.08 compared to $0.14 in the fourth quarter of 2022. Non-GAAP net income was $53.5 million, compared to $21.6 million in the fourth quarter of 2022. Non-GAAP net income per diluted share was $0.15, compared to $0.06 in the fourth quarter of 2022.
•Cash Flow: Net cash flow from operating activities was $85.4 million, compared to $78.1 million for the fourth quarter of 2022. Free cash flow was $50.7 million, or 14% of total revenue, compared to $33.7 million, or 12% of total revenue, in the fourth quarter of 2022.
•Cash, cash equivalents, and available-for-sale securities were $1,673.7 million as of December 31, 2023.

Full Year 2023 Financial Highlights

•Revenue: Total revenue of $1,296.7 million representing an increase of 33% year-over-year.
•Gross Profit: GAAP gross profit was $989.7 million or 76.3% gross margin, compared to $742.6 million, or 76.1%, in fiscal 2022. Non-GAAP gross profit was $1,015.8 million, or 78.3% gross margin, compared to $762.8 million, or 78.2%, in fiscal 2022.

•Operating Income (Loss): GAAP loss from operations was $185.5 million, or 14.3% of total revenue, compared to $201.2 million or 20.6% of total revenue, in fiscal 2022. Non-GAAP income from operations was $122.0 million, or 9.4% of total revenue, compared to non-GAAP loss from operations of $35.7 million, or 3.7% of total revenue, in fiscal 2022.
•Net Income (Loss): GAAP net loss was $183.9 million compared to $193.4 million for fiscal 2022. GAAP net loss per basic and diluted share was $0.55, compared to $0.59 for fiscal 2022. Non-GAAP net income was $169.7 million compared to $44.4 million for fiscal 2022. Non-GAAP net income per diluted share was $0.49, compared to $0.13 for fiscal 2022.
•Cash Flow: Net cash flow from operating activities was $254.4 million, compared to $123.6 million for fiscal 2022. Free cash flow was $119.5 million, or 9% of total revenue, compared to negative $39.8 million, or 4% of total revenue, for fiscal 2022.

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Financial Outlook

For the first quarter of 2024, we expect:

•Total revenue of $372.5 to $373.5 million
•Non-GAAP income from operations of $34.0 to $35.0 million
•Non-GAAP net income per share of $0.13, utilizing weighted average common shares outstanding of approximately 356 million

For the full year 2024, we expect:

•Total revenue of $1,648.0 to $1,652.0 million
•Non-GAAP income from operations of $154.0 to $158.0 million
•Non-GAAP net income per share of $0.58 to $0.59, utilizing weighted average common shares outstanding of approximately 358 million

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Conference Call Information

Cloudflare will host an investor conference call to discuss its fourth quarter and fiscal year ended December 31, 2023 earnings results today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). Interested parties can access the call by dialing (877) 400-4517 from the United States or (332) 251-2620 internationally with conference ID 3723782. A live webcast of the conference call will be accessible from the investor relations website at https://cloudflare.NET. A replay will be available approximately two hours after the conclusion of the live event and will remain available for approximately one year.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through the Company’s investor relations website at https://cloudflare.NET.

Non-GAAP Financial Information

Cloudflare believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. For further information regarding why Cloudflare believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section at the end of this press release.

Available Information

Cloudflare intends to use its press releases, website, investor relations website, news site, blog, X account, Facebook account, and Instagram account, in addition to filings made with the Securities and Exchange Commission (SEC) and public conference calls, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words, or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. However, not all forward-looking statements contain these identifying words. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding our future financial and operating performance, our reputation and performance in the market, general market trends, our estimated and projected revenue, non-GAAP income from operations and non-GAAP net income per share, shares outstanding, the benefits to customers from using our products, the expected functionality and performance of our products, the demand by customers for our products, our plans and objectives for future operations, growth, initiatives, or strategies, our market opportunity, and comments made by our CEO and others. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the impact of adverse macroeconomic conditions, such as inflation, high interest rates, actual or potential bank failures and recessionary concerns, on our and our customers’, vendors’, and partners’ operations and future financial performance; the impact of the Hamas-Israel and Russia-Ukraine conflicts and other areas of geopolitical tension around the world; our history of net losses; risks associated with managing our rapid growth; our ability to attract and retain new customers (including new large customers); our ability to retain and upgrade paying customers and convert free customers to paying customers; our ability to expand the number of products we sell to paying customers; our ability to effectively increase sales to large customers; our ability to increase brand awareness; our ability to continue to innovate and develop new products and product features; our ability to generate demand for our products; our ability to effectively attract, train, and retain our sales force to be able to sell our existing and new products and product features; our sales team’s productivity; problems with our internal systems, network, or data, including actual or perceived breaches or failures; rapidly evolving technological developments, including advancements in AI, in the market; length of our sales cycles and the timing of payments by our customers; activities of our paying and free customers or the content of their websites and other Internet properties that use our network and products; foreign currency fluctuations; changes in the legal, tax, and regulatory environment applicable to our business; and other general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Quarterly Report on Form 10-Q filed on November 2, 2023, as well as other filings that we may make from time to time with the SEC.
The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

About Cloudflare

Cloudflare, Inc. (NYSE: NET) is the leading connectivity cloud company. It empowers organizations to make their employees, applications and networks faster and more secure everywhere, while reducing complexity and cost. Cloudflare’s connectivity cloud delivers the most full-featured, unified platform of cloud-native products and developer tools, so any organization can gain the control they need to work, develop, and accelerate their business.
Powered by one of the world’s largest and most interconnected networks, Cloudflare blocks billions of threats online for its customers every day. It is trusted by millions of organizations – from the largest brands to entrepreneurs and small businesses to nonprofits, humanitarian groups, and governments across the globe.

Learn more about Cloudflare’s connectivity cloud at cloudflare.com/connectivity-cloud. Learn more about the latest Internet trends and insights at radar.cloudflare.com.

Investor Relations Information
Phil Winslow
ir@cloudflare.com

Press Contact Information
Daniella Vallurupalli
press@cloudflare.com

Source: Cloudflare, Inc.

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$362,473	$274,700	$1,296,745	$975,241
Cost of revenue(1)(2)	83,283	67,788	307,005	232,610
Gross profit	279,190	206,912	989,740	742,631
Operating expenses:
Sales and marketing(1)(2)(3)	165,214	132,050	599,117	465,762
Research and development(1)(3)	96,401	79,703	358,143	298,303
General and administrative(1)	60,404	45,850	217,965	179,769
Total operating expenses	322,019	257,603	1,175,225	943,834
Loss from operations	(42,829)	(50,691)	(185,485)	(201,203)
Non-operating income (expense):
Interest income	20,190	8,323	68,167	14,877
Interest expense(4)	(1,069)	(875)	(5,872)	(4,984)
Loss on extinguishment of debt	—	—	(50,300)	—
Other income (expense), net	(2,103)	(1,602)	(4,372)	577
Total non-operating income, net	17,018	5,846	7,623	10,470
Loss before income taxes	(25,811)	(44,845)	(177,862)	(190,733)
Provision for income taxes	2,054	1,072	6,087	2,648
Net loss	$(27,865)	$(45,917)	$(183,949)	$(193,381)
Net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(0.14)	$(0.55)	$(0.59)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	336,578	328,326	333,656	326,332
____________
(1) Includes stock-based compensation and related employer payroll taxes as follows:

Cost of revenue	$2,064	$1,289	$8,360	$6,770
Sales and marketing	19,435	18,487	76,711	53,692
Research and development	36,932	30,276	140,074	112,277
General and administrative	18,873	12,572	62,355	45,027
Total stock-based compensation and related employer payroll taxes	$77,304	$62,624	$287,500	$217,766
(2) Includes amortization of acquired intangible assets as follows:

Cost of revenue	$4,764	$4,311	$17,702	$13,444
Sales and marketing	575	575	2,300	1,725
Total amortization of acquired intangible assets	$5,339	$4,886	$20,002	$15,169
(3) Includes acquisition-related and other expenses as follows:

Sales and marketing	$—	$—	$—	$265
Research and development	—	—	—	3,682
Total acquisition-related and other expenses	$—	$—	$—	$3,947
(4) Includes amortization of debt issuance costs as follows:

Interest expense	$990	$1,162	$4,519	$4,659
Total amortization of debt issuance costs	$990	$1,162	$4,519	$4,659

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$86,864	$204,178
Available-for-sale securities	1,586,880	1,445,759
Accounts receivable, net	248,268	148,544
Contract assets	11,041	8,292
Restricted cash short-term	2,522	10,555
Prepaid expenses and other current assets	47,502	70,556
Total current assets	1,983,077	1,887,884
Property and equipment, net	322,813	286,600
Goodwill	148,047	148,047
Acquired intangible assets, net	19,564	32,483
Operating lease right-of-use assets	138,556	132,360
Deferred contract acquisition costs, noncurrent	133,236	93,145
Restricted cash	1,838	471
Other noncurrent assets	12,636	6,918
Total assets	$2,759,767	$2,587,908
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$53,727	$35,607
Accrued expenses and other current liabilities	63,597	68,327
Accrued compensation	63,801	42,014
Operating lease liabilities	38,351	33,275
Deferred revenue	347,608	218,647
Total current liabilities	567,084	397,870
Convertible senior notes, net	1,283,362	1,436,192
Operating lease liabilities, noncurrent	113,490	107,624
Deferred revenue, noncurrent	17,244	11,732
Other noncurrent liabilities	15,540	10,526
Total liabilities	1,996,720	1,963,944
Stockholders’ Equity:
Class A common stock; $0.001 par value; 2,250,000 shares authorized as of December 31, 2023 and 2022; 298,089 and 286,561 shares issued and outstanding as of December 31, 2023 and 2022, respectively	297	286
Class B common stock; $0.001 par value; 315,000 shares authorized as of December 31, 2023 and 2022; 39,443 and 43,525 shares issued and outstanding as of December 31, 2023 and 2022, respectively	40	42
Additional paid-in capital	1,784,566	1,475,423
Accumulated deficit	(1,023,840)	(839,891)
Accumulated other comprehensive income (loss)	1,984	(11,896)
Total stockholders’ equity	763,047	623,964
Total liabilities, temporary equity, and stockholders’ equity	$2,759,767	$2,587,908

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year ended December 31,
	2023	2022
Cash Flows From Operating Activities
Net loss	$(183,949)	$(193,381)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	135,820	102,335
Non-cash operating lease costs	44,792	36,332
Amortization of deferred contract acquisition costs	61,374	45,115
Stock-based compensation expense	273,989	202,777
Amortization of debt discount and issuance costs	4,519	4,659
Net accretion of discounts and amortization of premiums on available-for-sale securities	(44,441)	(263)
Deferred income taxes	2,264	(140)
Provision for bad debt	13,637	4,828
Loss on extinguishment of debt	50,300	—
Other	829	629
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(113,361)	(56,195)
Contract assets	(2,749)	(2,213)
Deferred contract acquisition costs	(101,465)	(67,940)
Prepaid expenses and other current assets	(22,125)	(7,701)
Other noncurrent assets	1,018	(539)
Accounts payable	11,781	(9,605)
Accrued expenses and other current liabilities	25,788	(5,363)
Operating lease liabilities	(40,046)	(31,691)
Deferred revenue	134,473	102,204
Other noncurrent liabilities	1,958	(253)
Net cash provided by operating activities	254,406	123,595
Cash Flows From Investing Activities
Purchases of property and equipment	(114,396)	(143,606)
Capitalized internal-use software	(20,546)	(19,758)
Asset acquisitions and business combinations, net of cash acquired	(6,083)	(88,187)
Purchases of available-for-sale securities	(1,877,513)	(1,132,951)
Sales of available-for-sale securities	20,248	—
Maturities of available-for-sale securities	1,812,015	1,148,770
Other investing activities	74	36
Net cash used in investing activities	(186,201)	(235,696)
Cash Flows From Financing Activities
Repayments of convertible senior notes	(207,649)	(16,571)
Proceeds from the exercise of stock options	14,851	10,000
Proceeds from the early exercise of stock options	—	113
Repurchases of unvested common stock	(34)	(3)
Proceeds from the issuance of common stock for employee stock purchase plan	19,083	15,291
Payment of tax withholding obligation on RSU settlement	(7,953)	(2,483)
Payment of indemnity holdback	(10,483)	—
Net cash provided by (used in) financing activities	(192,185)	6,347
Net decrease in cash, cash equivalents, and restricted cash	(123,980)	(105,754)
Cash, cash equivalents, and restricted cash, beginning of period	215,204	320,958
Cash, cash equivalents, and restricted cash, end of period	$91,224	$215,204

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of cost of revenue:
GAAP cost of revenue	$83,283	$67,788	$307,005	$232,610
Less: Stock-based compensation and related employer payroll taxes	(2,064)	(1,289)	(8,360)	(6,770)
Less: Amortization of acquired intangible assets	(4,764)	(4,311)	(17,702)	(13,444)
Non-GAAP cost of revenue	$76,455	$62,188	$280,943	$212,396
Reconciliation of gross profit:
GAAP gross profit	$279,190	$206,912	$989,740	$742,631
Add: Stock-based compensation and related employer payroll taxes	2,064	1,289	8,360	6,770
Add: Amortization of acquired intangible assets	4,764	4,311	17,702	13,444
Non-GAAP gross profit	$286,018	$212,512	$1,015,802	$762,845
GAAP gross margin	77.0%	75.3%	76.3%	76.1%
Non-GAAP gross margin	78.9%	77.4%	78.3%	78.2%
Reconciliation of operating expenses:
GAAP sales and marketing	$165,214	$132,050	$599,117	$465,762
Less: Stock-based compensation and related employer payroll taxes	(19,435)	(18,487)	(76,711)	(53,692)
Less: Amortization of acquired intangible assets	(575)	(575)	(2,300)	(1,725)
Less: Acquisition-related and other expenses	—	—	—	(265)
Non-GAAP sales and marketing	$145,204	$112,988	$520,106	$410,080
GAAP research and development	$96,401	$79,703	$358,143	$298,303
Less: Stock-based compensation and related employer payroll taxes	(36,932)	(30,276)	(140,074)	(112,277)
Less: Acquisition-related and other expenses	—	—	—	(3,682)
Non-GAAP research and development	$59,469	$49,427	$218,069	$182,344
GAAP general and administrative	$60,404	$45,850	$217,965	$179,769
Less: Stock-based compensation and related employer payroll taxes	(18,873)	(12,572)	(62,355)	(45,027)
Non-GAAP general and administrative	$41,531	$33,278	$155,610	$134,742
Reconciliation of income (loss) from operations:
GAAP loss from operations	$(42,829)	$(50,691)	$(185,485)	$(201,203)
Add: Stock-based compensation and related employer payroll taxes	77,304	62,624	287,500	217,766
Add: Amortization of acquired intangible assets	5,339	4,886	20,002	15,169
Add: Acquisition-related and other expenses	—	—	—	3,947
Non-GAAP income from operations	$39,814	$16,819	$122,017	$35,679
GAAP operating margin	(11.8)%	(18.5)%	(14.3)%	(20.6)%
Non-GAAP operating margin	11.0%	6.1%	9.4%	3.7%

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of interest expense:
GAAP interest expense	$(1,069)	$(875)	$(5,872)	$(4,984)
Add: Amortization of debt issuance costs	990	1,162	4,519	4,659
Non-GAAP interest expense	$(79)	$287	$(1,353)	$(325)
Reconciliation of loss on extinguishment of debt:
GAAP loss on extinguishment of debt	$—	$—	$(50,300)	$—
Add: Loss on extinguishment of debt	—	—	50,300	—
Non-GAAP loss on extinguishment of debt	$—	$—	$—	$—
Reconciliation of provision for income taxes:
GAAP provision for income taxes	$2,054	$1,072	$6,087	$2,648
Income tax effect of non-GAAP adjustments	2,244	1,179	8,698	3,722
Non-GAAP provision for income taxes	$4,298	$2,251	$14,785	$6,370

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of net income (loss) and net income (loss) per share:
GAAP net loss attributable to common stockholders	$(27,865)	$(45,917)	$(183,949)	$(193,381)
Add: Stock-based compensation and related employer payroll taxes	77,304	62,624	287,500	217,766
Add: Amortization of acquired intangible assets	5,339	4,886	20,002	15,169
Add: Acquisition-related and other expenses	—	—	—	3,947
Add: Amortization of debt issuance costs	990	1,162	4,519	4,659
Add: Loss on extinguishment of debt	—	—	50,300	—
Income tax effect of non-GAAP adjustments	(2,244)	(1,179)	(8,698)	(3,722)
Non-GAAP net income	$53,524	$21,576	$169,674	$44,438

GAAP net loss per share, basic	$(0.08)	$(0.14)	$(0.55)	$(0.59)

GAAP net loss per share, diluted	$(0.08)	$(0.14)	$(0.55)	$(0.59)
Add: Stock-based compensation and related employer payroll taxes	0.23	0.19	0.86	0.67
Add: Amortization of acquired intangible assets	0.02	0.01	0.06	0.04
Add: Acquisition-related and other expenses	—	—	—	0.01
Add: Amortization of debt issuance costs	—	—	0.01	0.01
Add: Loss on extinguishment of debt	—	—	0.15	—
Income tax effect of non-GAAP adjustments	(0.01)	—	(0.03)	(0.01)
Effect of dilutive shares	(0.01)	—	(0.01)	—
Non-GAAP net income per share, diluted(1)(2)	$0.15	$0.06	$0.49	$0.13

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	336,578	328,326	333,656	326,332
Weighted-average shares used in computing non-GAAP net income per share attributable to common stockholders, diluted(2)	353,558	341,123	344,483	341,676
____________
(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.
(2) For the period in which we had non-GAAP net income, diluted non-GAAP net income per share is calculated using weighted-average shares, adjusted for dilutive potential shares that were assumed outstanding during period.

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Free cash flow
Net cash provided by operating activities	$85,441	$78,123	$254,406	$123,595
Less: Purchases of property and equipment	(30,816)	(40,145)	(114,396)	(143,606)
Less: Capitalized internal-use software	(3,909)	(4,318)	(20,546)	(19,758)
Free cash flow	$50,716	$33,660	$119,464	$(39,769)
Net cash used in investing activities	$(101,647)	$(19,956)	$(186,201)	$(235,696)
Net cash provided by (used in) financing activities	$9,790	$8,019	$(192,185)	$6,347
Net cash provided by operating activities (percentage of revenue)	24%	28%	20%	13%
Less: Purchases of property and equipment (percentage of revenue)	(9)%	(15)%	(9)%	(15)%
Less: Capitalized internal-use software (percentage of revenue)	(1)%	(1)%	(2)%	(2)%
Free cash flow margin(1)	14%	12%	9%	(4)%

____________

(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

Explanation of Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash provided by (used in) operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided above for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Items Excluded from Non-GAAP Measures. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. We exclude employer payroll tax expenses related to stock-based compensation which is a cash expense, from certain of our non-GAAP financial measures because such expenses are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business. We exclude amortization of acquired intangible assets, which is a non-cash expense, related to business combinations from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. We exclude acquisition-related and other expenses from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. Acquisition-related and other expenses can be cash or non-cash expenses and include third-party transaction costs and compensation expense for key acquired personnel. We exclude amortization of debt issuance costs and loss on extinguishment of debt, which are non-cash expenses, from certain of our non-GAAP financial measures because such expenses have no direct correlation to the operation of our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit and non-GAAP gross margin as U.S. GAAP gross profit and U.S. GAAP gross margin, respectively, excluding stock-based compensation and related employer payroll taxes and amortization of acquired intangible assets.

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin. We define non-GAAP income (loss) from operations and non-GAAP operating margin as U.S. GAAP loss from operations and U.S. GAAP operating margin, respectively, excluding stock-based compensation and related employer payroll taxes, amortization of acquired intangible assets, and acquisition-related and other expenses.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share, Diluted. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation and related employer payroll taxes, amortization of acquired intangible assets, acquisition-related and other expenses, amortization of issuance costs, loss on extinguishment of debt, and a non-GAAP provision for (benefit from) income taxes. Generally, the difference between our GAAP and non-GAAP income tax expense (benefit) is primarily due to adjustments in stock-based compensation and related employer payroll taxes, amortization of acquired intangibles associated with business combinations, acquisition-related and other expenses, and amortization of issuance costs. We define non-GAAP net loss per share, diluted, as non-GAAP net loss divided by the weighted-average common shares outstanding. Calculation of non-GAAP net loss per share, diluted excludes all potentially dilutive securities as their effect is antidilutive. We define non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average common shares outstanding, adjusted for dilutive potential shares that were assumed outstanding during period. Currently, potential dilutive effect mainly consists of employee equity incentive plans and convertible senior notes. We believe that excluding these items from non-GAAP net income (loss) per share, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results.

Free Cash Flow and Free Cash Flow Margin. Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. We believe that historical and future trends in free cash flow and free cash flow margin, even if negative, provide useful information about the amount of cash generated (or consumed) by our operating activities that is available (or not available) to be used for strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. One limitation of free cash flow and free cash flow margin is that they do not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.